UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 21, 2004

Vitran Corporation Inc.
(Exact name of registrant as specified in its charter)

CANADA	000-26256	Not applicable
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip code)

416-596-7664
(Registrant’s telephone number, including area code)

Item 8.01  Other Events

On Oct 21, 2004 the Registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated in its entirety by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.
Date: October 21, 2004	By:	/s/ Sean P Washchuk
		Name:	Sean P. Washchuk
		Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release — dated Oct 21, 2004
Vitran Achieves Record Quarterly Performance on 49 Percent Net Income Increase in 2004 Third Quarter